UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):  September 19, 2007
ORION HEALTHCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-16587 (Commission File Number)	58-1597246 (I.R.S. Employer Identification Number)
1805 Old Alabama Road, Suite 350
Roswell, GA 30076
(Address of Principal Executive Offices) (Zip Code)
(678) 832-1800
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement
     We entered into a note purchase agreement (the “Note Purchase Agreement”) with Phoenix Life Insurance Company (“Phoenix”), Brantley Partners IV, L.P. (“Brantley IV”) and Terrence L. Bauer (“Bauer”), dated September 21, 2007 providing for the issuance of our senior subordinated unsecured promissory notes in the aggregate principal amount of $1,000,000 to be purchased by Phoenix in the amount of $700,000, by Brantley IV in the amount of $250,000 and by Bauer in the amount of $50,000, each bearing interest at an aggregate rate of 14% per annum and due December 1, 2011. The Note Purchase Agreement was entered into to provide us with needed working capital and the necessary funds to effect the Split referred to in Item 8.01 below. The closing of the Note Purchase Agreement is conditioned on no material adverse effect to us since June 30, 2007 and the consummation of the Split pursuant to the Amendment referred to in Item 8.01 below.

Section 2	Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant
     The information required by this item is included in Item 1.01 and Exhibits 10.1 and 99.1 of this report and incorporated herein by reference.

Section 5	Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers
     We previously disclosed on our Current Report on Form 8-K, as filed with the United States Securities and Exchange Commission (the “SEC”) on September 5, 2007, that Stephen H. Murdock, our Chief Financial Officer and Corporate Secretary, announced his resignation, effective September 30, 2007. Mr. Murdock will continue in both offices and his resignation will not become effective until the earlier of December 31, 2007 or such time as we have elected a new Chief Financial Officer and Corporate Secretary.

Section 8	Other Events

Item 8.01	Other Events
     On September 19, 2007, a special committee of our board of directors approved a 1-for-2,500 reverse stock split of our Class A Common Stock, immediately followed by a 2,500-for-1 forward stock split of our Class A Common Stock (collectively, the “Split”). Stockholders with fewer than 2,500 shares pre-split will receive $0.23 per share for each such share. We anticipate that as a result of the Split, our number of record holders of Class A Common Stock will be less than 300 and we would then file to delist our shares of Class A Common Stock from the American Stock Exchange and deregister our shares of Class A Common Stock under the Securities Exchange Act of 1934. The Split would be effected by an amendment to our Third Amended and Restated Certificate of Incorporation (the “Amendment”). The Amendment requires approval of the majority of our Class A Common and Class D Common stockholders of record, voting as a single class. Our board of directors has set a special meeting date on Tuesday, October 23, 2007, at 8:00 a.m. local time, at 1805 Old Alabama Road, Suite 350, Roswell, Georgia 30076, or alternatively, at such later date, time and place to be determined by our management for the purpose of seeking such stockholder approval (the “Special Meeting”). Our board of directors has set a record date of October 1, 2007 for the purpose of determining stockholders entitled to notice of, and to vote at, the Special Meeting.
Important Additional Information will be Filed with the SEC:

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     Information regarding our officers and directors is included in our preliminary proxy statement on Schedule 14A filed with the SEC on September 21, 2007 (the “Proxy Statement”). Stockholders and investors may obtain additional information regarding our interests and the interests of our directors and executive officers in the Split, which may be different than those of our stockholders generally, by reading the Proxy Statement and other relevant documents regarding the Split.
     We will prepare a definitive proxy statement on Schedule 14A, describing the Split, to be filed with the SEC, and shortly thereafter, the definitive proxy statement will be mailed to our stockholders of record. Before making any voting decision, stockholders are urged to read the definitive proxy statement regarding the Split carefully in its entirety when it becomes available because it will contain important information about the proposed transaction, including but not limited to the date, time and place of the special meeting. Our stockholders and other interested parties will be able to obtain, without charge, a copy of the Proxy Statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits
(d) Exhibits – The following exhibits are furnished as part of this current report:

Exhibit	Description

10.1	Note Purchase Agreement by and among Orion HealthCorp, Inc., Phoenix Life Insurance Company, Brantley Partners IV, L.P. and Terrence L. Bauer, dated as of September 21, 2007.

99.1	Press Release issued by Orion HealthCorp, Inc. on September 21, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION HEALTHCORP, INC.
By:	/s/ Stephen H. Murdock
Stephen H. Murdock
Chief Financial Officer

Date:  September 21, 2007

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